Exhibit 8.1

Group Companies and Participations

Unless otherwise stated, Buhrmann’s interest in the following companies and divisions is 100 percent. A full list of Group companies is available for inspection at the Trade Register in Amsterdam. The addresses of the companies mentioned on the following pages can also be viewed on our website: www.buhrmann.com.

Office Products North America Division

UNITED STATES OF AMERICA

Corporate Express, Inc

Broomfield, CO

Office Products Divisions

Central Region

•      Regional Headquarters
Broomfield, CO

•      Central Midwest Division

Cincinnati, OH

•      Colorado Division

Aurora, CO

•      Gulf Coast Division

Baton Rouge, LA

•      Illinois Division

Woodridge, IL

•      Kansas Division

Kansas City, MO

•      Michigan Division

Warren, MI

•      Mid-South Division

Memphis, TN

•      Minnesota Division

Arden Hills, MN

•      Missouri Division

St. Louis, MO

•      Oklahoma Division

Tulsa, OK

•      Wisconsin Division

Wauwatosa, WI

Eastern Region

•      Regional Headquarters
Somerset, NJ

•      Pennsylvania Division

Philadelphia, PA

•      Georgia Division

Atlanta, GA

•      Mid-Atlantic Division

Hanover, MD

•      New England Division

Lawrence, MA

•      Tri-State Division

Parsippany, NJ

•      North Florida Division

Tampa, FL

•      South Atlantic Division

Henderson, NC

•      South Florida Division

Miami, FL

Western Region

•      Regional Headquarters
Pleasanton, CA

•      Alaska Division

Anchorage, AK

•      Arizona Division

Phoenix, AZ

•      North California Division

Newark, CA

•      North Texas Division

Arlington, TX

•      Oregon Division

Portland, OR

•      Rocky Mountain Division

Idaho Falls, ID

•      South California Division

La Mirada, CA

•      South Texas Division

Houston, TX

•      Washington Division

Renton, WA

CANADA

•      Headquarters
Mississauga, ON

•      Atlantic Division

Halifax, NS

St. John, Newfoundland

•      British Columbia Division

Vancouver, BC

•      Alberta Division

Edmonton, AB

Calgary, AB

•      Ontario Division

Mississauga, ON

Winnipeg, ON

•      Quebec Division

Boucherville, QC

Specialty Business Group

•      Headquarters
Broomfield, CO

•      ASAP Software Express, Inc

Buffalo Grove, IL

•      ASAP Software SAS

St. Ouen (France)

•      Corporate Express Imaging and Computer Graphic Supplies

Deerfield Beach, FL

•      Corporate Express Document & Print Management, Inc.

Omaha, NE

•      Corporate Express Promotional Marketing, Inc.

St. Louis, MO

Office Products Europe Division

AUSTRIA

Corporate Express GmbH & Co

Wels

Corporate Express Büroartikelhandel GmbH

Vienna

BELGIUM

Corporate Express Belgium NV

Wemmel (Brussels)

FRANCE

Corporate Express France/ANFA SAS

Bondoufle (Paris)

GERMANY

Corporate Express Deutschland GmbH & Co. Vertriebs KG

Stuttgart

Veenman Deutschland GmbH

Stuttgart

HUNGARY

Corporate Express Hungaria Kereskedelmi Kft

Budapest

IRELAND

Corporate Express (Ireland) Ltd

Dublin

ITALY

Corporate Express SpA

Cusago (Milan)

LUXEMBOURG

Corporate Express Luxembourg Sarl

Howald (Hesperange)

NETHERLANDS

Corporate Express Europe BV

Amsterdam

Buhrmann Office Products Nederland BV

Amsterdam

•      Corporate Express Nederland

Almere

•      Dawidenko

Utrecht

•      Intercambio

Utrecht

Veenman BV

Capelle a/d IJssel (Rotterdam)

POLAND

Corporate Express Polska Sp.zoo

Gdynia

SWEDEN

Corporate Express Svenska AB

Borås (Goteborg)

UNITED KINGDOM

Corporate Express UK Ltd

Birmingham

AUSTRALIA

Corporate Express Australia Ltd (51.4%)

Rosebery, Sydney, NSW

and locations in: Adelaide, Alice Springs, Brisbane, Bunbury, Cairns, Canberra, Darwin, Gladstone, Gold Coast, Hobart, Launceston, Mackay, Melbourne, Newcastle, Perth, Townsville, Dubbo, Rockhampton, Ulverstone, Bathurst, Orange, Mudgee, Tamworth, Armidale, Lismore, Grafton, Ballina, Kalgoorlie, Kurratha, Geelong and Shepparton

NEW ZEALAND

Corporate Express New Zealand Ltd (51.4%)

Auckland

and locations in: Wellington, Christchurch, Dunedin, Blenheim and Hamilton

Graphic Systems

Belgium/Luxembourg

Plantin NV

Brussels (Evere)

Greece

BTI-Hellas AEE

Peristeri (Athens)

Italy

Macchingraf SpA

Ospiate di Bollate (Milan)

Netherlands

Tetterode-Nederland BV

Amsterdam

Spain

Maquinaria Artes Gráficas Hartmann, SA

Cornellà de Llobregat (Barcelona)

Other

Buhrmann Europcenter NV

Wellen/Belgium

Buhrmann International BV

Amsterdam/Netherlands

Buhrmann Silver SA

Luxembourg

Buhrmann US, Inc.

Broomfield, CO/USA

Buhrmann Silver US LLC

Delaware, CO/USA